                              ------------------------


                                SANTA FE HOTEL INC.,

                                     as Issuer

                            SANTA FE GAMING CORPORATION,

                                    as Guarantor

                                        and

                         IBJ SCHRODER BANK & TRUST COMPANY,

                                     as Trustee


                              ------------------------

                            FIRST SUPPLEMENTAL INDENTURE

                                Dated April 14, 1998

                              ------------------------


                                    $115,000,000
                         11% FIRST MORTGAGE NOTES DUE 2000

                                        and

                                    $11,500,000
                         11% FIRST MORTGAGE NOTES DUE 2000
                         Issuable upon exercise of Warrants

     FIRST SUPPLEMENTAL INDENTURE, dated as of April 14, 1998 (the "Supplement"), by and among SANTA FE HOTEL INC., a Nevada corporation (the "Company"), SANTA FE GAMING CORPORATION, a Nevada corporation formerly known as Sahara Gaming Corporation (the "Guarantor"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

                                      RECITALS

     The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 29, 1993 (the "Indenture"), under which the Company's 11% First Mortgage Notes due 2000 (the "Notes") in the aggregate principal amount of $115,000,000 were issued, and as of April 14, 1998, $99,408,000 principal amount of the Notes are outstanding.

     The Company has solicited the consent of the Holders to certain proposed amendments (the "Amendments") to the Indenture, as described in the Consent Solicitation Statement dated February 16, 1998, as supplemented by the Supplement dated March 4, 1998 and the Supplement dated March 12, 1998 (the Consent Solicitation Statement, as so supplemented, is referred to herein as the "Solicitation Statement"), copies of which are attached hereto as Exhibit A.

     The Company has received and accepted the consent of the Holders of at least a majority in principal amount of the Notes to the Amendments, and desires to amend the Indenture to reflect such Amendments.

     In accordance with Section 9.2 of the Indenture, the Company, the Guarantor and the Trustee desire to amend the Indenture as provided herein.

     NOW, THEREFORE, the parties hereto agree to amend and supplement the Indenture as follows:

                                     AGREEMENTS

     Section 1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

     Section 2.     AMENDMENT TO SECTION 1.1 OF INDENTURE.

          (a) The following definitions in Section 1.1 of the Indenture are hereby amended to provide in their entirety as follows:

     "PERMITTED ADDITIONAL INDEBTEDNESS" means (i) Permitted Refinancing Indebtedness; (ii) nonrecourse Indebtedness solely to finance the purchase of furniture, fixtures or equipment for use in the operations of Permitted Lines of Business secured by a Lien on such furniture, fixtures or equipment;
(iii) Indebtedness payable to any of, or among, the Company and any Restricted Subsidiary; (iv) recourse Indebtedness not exceeding $2 million in the aggregate incurred solely to finance the purchase of furniture, fixtures or equipment for use in the operations of Permitted Lines of Business; (v) Indebtedness under any revolving credit facilities and/or term loans,

PROVIDED that the aggregate amount of such Indebtedness outstanding at any time shall not exceed $5 million; (vi) Indebtedness of the Company or any Restricted Subsidiary outstanding as of the date of this Indenture; (vii) to the extent that such incurrence does not result in the incurrence by the Company or any Restricted Subsidiary of any obligation for the payment of borrowed money of others, Indebtedness incurred solely in respect of performance bonds and completion guarantees; (viii) up to $14 million of Indebtedness secured by some or all of the Collateral (the "Senior Notes"); and (ix) other Indebtedness, PROVIDED that (a) the Company's Consolidated Coverage Ratio, calculated cumulatively for the four most recent consecutive fiscal quarters of the Company and ending prior to the date of incurrence of the referent Indebtedness (giving effect to (1) the incurrence of the referent Indebtedness as if it had occurred on the first day of such four-quarter period and (2) the repayment of any other Indebtedness being repaid with proceeds from the referent Indebtedness as if such other Indebtedness had been repaid at the beginning of such four-quarter period), shall not be less than 2.0-to-1.0, (b) the aggregate amount of the referent Indebtedness (excluding any such Indebtedness incurred to finance the acquisition of gaming equipment, which may equal up to 100% of the acquisition cost of such gaming equipment) does not exceed 75% of the costs of the projects and assets with respect to which such Indebtedness is incurred and (c) the referent Indebtedness does not mature or require payments of principal or partial redemption prior to maturity of the Notes.

     "PERMITTED LIENS" means (i) statutory liens to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature (including, without limitation, mechanic's, worker's, material provider's and maritime liens) incurred in the ordinary course of business (exclusive of obligations in respect of the payment of borrowed money), or for taxes, assessments or governmental charges or claims, PROVIDED that in each case the obligations are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any reserve or other appropriate provision for accounting purposes as shall be required in conformity with GAAP shall have been made therefore; (ii) subleases granted to others not interfering in any material respect with the business of the Company or any Restricted Subsidiary; (iii) leases in respect of the real property on which facilities owned or leased by the Company or any Restricted Subsidiary are located; (iv) Liens arising from UCC financing statements regarding property leased by the Company or any Restricted Subsidiary;
(v) easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances that do not interfere in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary; (vi) Liens in existence as of the date of the Indenture and identified in SCHEDULE I thereto; (vii) Liens granted by third party lessors or fee owners with respect to real property as to which the Company or a Restricted Subsidiary has a leasehold interest;
(viii) first priority Liens securing up to $14 million principal amount of Senior Notes, advances made by holders thereof on behalf of the Company and fees and expenses of the holders thereof incurred in connection with such Senior Notes; (ix) first priority Liens with respect to the equipment listed on Exhibit B hereto granted to secure (a) the amended and restated promissory note in the principal amount of $4,961,556, dated as of April 14, 1998, issued by the Company, and/or (b) the amended and restated note in the principal amount of $4,978,440, dated as of April 14, 1998, issued by the Company; (x) the lease contemplated by Section 4.13(f) hereof and easements, rights-of-way and restrictions granted in connection with such lease, (xi) Liens created by the


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

Collateral Documents, and (xii) Liens granted by any ground lessee of the Santa Fe and secured by such ground lessee's lease-hold interest in the Santa Fe and related personal property.

          (b)  The following new definition is added to Section 1.1 of the
Indenture:

          "SENIOR NOTES" shall have the meaning specified in clause (viii) of the definition of Permitted Additional Indebtedness.

     Section 3. AMENDMENT TO SECTION 4.13 OF INDENTURE. Section 4.13 of the Indenture is hereby amended by the addition of the following paragraph:

          (f)  Notwithstanding anything herein to the contrary, this
     SECTION 4.13 shall not apply to the Company's lease of approximately three acres of the real property described on Exhibit C hereto to a third party developer for the development of a non-gaming hotel and related amenities or any acts taken by or on behalf of the Company in connection therewith or incidental thereto.

     Section 4. SUBORDINATION AGREEMENT. The Trustee, the Company and the Guarantor are authorized to enter into a subordination agreement with the holders of the Senior Notes, or their representative, with respect to the relative priorities of the holders of the Notes and the Senior Notes with respect to the Collateral and other rights and remedies of such holders.

     Section 5. AMENDMENTS TO COLLATERAL DOCUMENTS. Any of the Collateral Documents may be amended by the Company, the Guarantor and the Trustee to the extent necessary or desirable to permit the issuance of the Senior Notes, the grant of the Liens contemplated by clauses (viii), (ix), (x) or (xii) of the definition of Permitted Liens and the subordination of the Lien of the Deed of Trust (as defined in the Indenture) to the Liens contemplated by clauses (viii),
(ix) and (x) of the definition of Permitted Liens, the lease of land as contemplated by Section 4.13(f) hereof, or otherwise to effect the Amendments as described in the Solicitation Statement.

     Section 6. EFFECTIVE DATE. This Supplement shall be effective as of March 18, 1998.

     Section 7. INDENTURE RATIFIED. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     Section 8. COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 9. SUPPLEMENTAL INDENTURE IS AN INDENTURE. This Supplement is an amendment to and implementation of the Indenture, and the Indenture and this Supplement shall be read together from and after the effectiveness of this Supplement.

     Section 10. GOVERNING LAW. This Supplement shall be governed by and construed in accordance with the laws of the State of New York.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the day and year first above written.


                                         THE COMPANY:

 SEAL:                                   SANTA FE HOTEL INC.

                                         By  /s/ Paul W. Lowden
                                         -------------------------------
                                         Name:  Paul W. Lowden
                                         Title: President

 ATTEST:   /s/ Suzanne Lowden
           --------------------------
           Name: Suzanne Lowden
           Title: President


 SEAL:                                   GUARANTOR:

                                         SANTA FE GAMING CORPORATION

                                         By:  /s/ Paul W. Lowden
                                         -------------------------------
                                         Name:  Paul W. Lowden
                                         Title: President
 ATTEST:   /s/ Suzanne Lowden
           --------------------------
           Name:  Suzanne Lowden
           Title: Executive V.P.


 SEAL:                                   TRUSTEE:

                                         IBJ SCHRODER BANK & TRUST COMPANY

                                         By:  /s/ Terence Rawlins
                                         -------------------------------
                                         Name:  Terence Rawlins
                                         Title: Assistant Vice President
 ATTEST:   /s/ Barbara McCluskey
           --------------------------
           Name:  Barbara McCluskey
           Title: Assistant Secretary


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